EXHIBIT 4
                          AUTHORIZED SHARES 500,000,000
                                PAR VALUE $ .0001

                         CHEQUEMATE INTERNATIONAL, INC.
                                     [logo]
                                                           CUSIP NO. 164126 10 4
NUMBER                                                                    SHARES
------                                                                    ------



THIS CERTIFIES THAT


IS THE RECORD HOLDER OF

           FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF
                         CHEQUEMATE INTERNATIONAL, INC.
                  a corporation organized under the laws of the State of Utah, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the terms, conditions, and limitations of the Articles of Incorporation and Bylaws of the Corporation and amendments thereto. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

                  WITNESS  the  facsimile  seal  of  the   Corporation  and  the
facsimile signatures of its duly authorized officers.


         Dated:



                              [Corporate Seal]
---------------                                                  ---------------
SECRETARY                                                        PRESIDENT

                                                    Page 17 of